UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2018
______________________________
KBR, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

601 Jefferson Street
Suite 3400
Houston, Texas  77002
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (713) 753-3011
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

On April 25, 2018, KBR, Inc. (the "Company") entered into a new credit agreement (the "Credit Agreement") with Bank of America, N.A., as Administrative Agent, Swing Line Lender and a Letter of Credit Issuer, and the other lenders party thereto.  The Credit Agreement replaces that certain Amended and Restated Credit Agreement, dated as of September 25, 2015, by and among the Company, Citibank, N.A., as administrative agent, and the lenders and other parties party thereto (the "Prior Credit Agreement"), which terminated upon the closing of the Credit Agreement.

The Credit Agreement provides for $2.15 billion in senior secured credit facilities, comprised of (i) five-year term loan A facilities in an aggregate amount of $350 million, (ii) a seven-year term loan B facility of $800 million, (iii) a five-year revolving credit facility of $500 million available for revolving loans and performance letters of credit, which will include a $150 million sublimit for the issuance of standby financial letters of credit and commercial letters of credit and a $25 million sublimit for swingline loans, and (iv) a five-year performance letter of credit facility of $500 million.

Certain existing and future direct and indirect material domestic subsidiaries of the Company are guarantors of the Company's obligations under the Credit Agreement.  The credit facilities under the Credit Agreement are secured by a lien on substantially all the properties of the Company and the guarantors.

The term loan B facility can be used solely to fund a portion of the transactions entered into on the closing date (the "Closing Date") of the Credit Agreement (including the Acquisition (as defined below) and the repayment of the outstanding indebtedness under the Prior Credit Agreement).  Each term loan A facility can be used solely to fund loans to the JKC joint venture for completion costs in connection with the Ichthys Onshore LNG export facility project in Darwin, Australia.  The letter of credit facility can be used to issue performance letters of credit (including in replacement or continuation of, or to backstop, letters of credit outstanding on the Closing Date).  The revolving credit facility can be used to finance a portion of the transactions entered into on the Closing Date and otherwise to provide ongoing working capital and for other general corporate purposes (including permitted acquisitions) not in contravention of any law or of any applicable loan document.

The loans may be borrowed in U.S. dollars or in certain foreign currencies and bear interest at either the Base Rate (as defined in the Credit Agreement) or the Eurocurrency Rate (as defined in the Credit Agreement).  With respect to the term loan B facility, the applicable margin for Base Rate loans is 2.75% and the applicable margin for the Eurocurrency Rate loans is 3.75%.  With respect to each term loan A facility, and the revolving credit facility, the applicable margin for the Base Rate loans is a range of 1.50% to 2.25% and the applicable margin for the Eurocurrency Rate loans is a range of 2.50% to 3.25%, based on the consolidated leverage ratio as calculated pursuant to the Credit Agreement.  In addition to these borrowing rates, there is a commitment fee, which ranges from 0.350% to 0.450% on any unused commitments.  The applicable fees for issuance of letters of credit under the revolving credit facility and performance letter of credit facility is a range of 1.50% to 1.95%.  Each swingline loan will bear interest at the base rate plus the applicable margin with respect to the foregoing facilities.

The Credit Agreement and related loan documents contain covenants that limit the ability of the Company and certain of its subsidiaries to, among other matters:

•	create, incur, assume, or suffer to exist liens;
•	incur or guarantee indebtedness;
•	pay dividends and repurchase stock;
•	enter into transactions with affiliates;
•	consummate asset sales, acquisitions or mergers;
•	enter into certain types of burdensome agreements; or
•	make investments.

The Credit Agreement also requires compliance with certain financial covenants, including a maximum consolidated leverage ratio and a minimum consolidated interest coverage ratio, in each case as set forth in the Credit Agreement.

The Credit Agreement contains customary events of default, including:

•	failure to make required payments;
•	failure to comply with certain agreements or covenants;
•	failure to pay, or acceleration of, certain other indebtedness;
•	certain events of bankruptcy and insolvency;
•	failure to pay certain judgments; and
•	a change of control.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The text set forth in Item 1.01 regarding the terms and conditions of the Credit Agreement is incorporated into this Item 2.03 by reference.

ITEM 8.01	Other Events.

On April 25, 2018, KBRwyle Technology Solutions, LLC ("KBRwyle"), a Delaware limited liability company and a wholly owned subsidiary of the Company, completed its acquisition of SGT, LLC, a Maryland limited liability company (f/k/a SGT, Inc.) ("SGT") (the "Acquisition"), in accordance with the terms of the previously reported Equity Purchase Agreement, dated as of February 22, 2018, entered into among Kamco Holdings, Inc., a Maryland corporation ("Kamco Holdings"), Kamco Holdings' shareholders, SGT, KBRwyle and Kamal S. Ghaffarian, in his capacity as Sellers' Representative and Sellers' Guarantor (the "Purchase Agreement").  SGT provides technical services in the areas of research and development, systems engineering, missions operations, technology development, network solutions, scientific and information technology service solutions and management and consulting primarily for the United States Department of Defense, intelligence community, National Aeronautics and Space Administration and other United States government customers.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 23, 2018 and which is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1
Equity Purchase Agreement, dated as of February 22, 2018, by and among KBRwyle Technology Solutions, LLC, Kamco Holdings, Inc., the shareholders of Kamco Holdings, Inc., SGT, Inc., and Kamal S. Ghaffarian, in his capacity as Sellers' Representative and Sellers' Guarantor (incorporated by reference to Exhibit 2.1 to KBR, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 23, 2018).

10.1
Credit Agreement, dated as of April 25, 2018, by and among KBR, Inc., Bank of America, N.A., as Administrative Agent, Swing Line Lender and a Letter of Credit Issuer, and the other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date: April 27, 2018	By:	/s/ Adam M. Kramer
	Name: Title:	Adam M. Kramer Vice President, Public Law and Corporate Secretary